Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43737 and 333-72156) of Ameren Corporation of our report dated June 20, 2003 relating to the financial statements of the Ameren Corporation Savings Investment Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
June 30, 2003